Exhibit 10.2

AMENDMENT NO. 1 TO THE LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO THE LOAN AGREEMENT, dated as of June__, 2026 (this “Amendment Agreement”), amends the loan agreement, dated as of March 15, 2026 (the “Loan Agreement”), by and between BSTR Newco, LLC, a Delaware limited liability company (“Payor”) and BSTR Holdings (Cayman), a Cayman Islands limited liability company (“Payee”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

RECITALS

WHEREAS, the Payor and the Payee entered into the Loan Agreement, pursuant to which the Payor promised to pay to the Payee a Principal Sum of $2,500,000, together with interest and other fees, expenses and charges as provided therein; and

WHEREAS, the Payor and the Payee desire to amend the Loan Agreement to increase the Principal Sum by an additional $1,100,000, from $2,500,000 to $3,600,000.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Payor and the Payee hereby agree as follows:

AGREEMENT

1.	Increase of Principal Sum. For value received, the Principal Sum under the Loan Agreement is hereby increased by $1,100,000 (the “Additional Principal Amount”), from $2,500,000 to $3,600,000. Subject to paragraph 2 below, any and all references to the “Principal Sum” in the Loan Agreement shall be deemed to include the Additional Principal Amount.

2.	Interest on the Additional Principal Amount. Notwithstanding anything to the contrary contained in the Loan Agreement, interest on the Additional Principal Amount shall accrue at the Interest Rate as determined pursuant to Section 3 of the Loan Agreement; provided, however, that such interest shall commence accruing solely from the date of this Amendment Agreement. Such interest shall be payable in accordance with Section 4 of the Loan Agreement and, if not paid earlier, shall be paid annually on each anniversary of the Loan Agreement. For the avoidance of doubt, the first such annual payment relating to the Additional Principal Amount shall fall due on the first anniversary of the Loan Agreement and shall comprise the pro rata portion of the annual interest attributable to the period from the date of this Amendment Agreement and the first anniversary of the Loan Agreement.

3.	Waivers. The Payor waives notice of the acceptance of this Amendment Agreement and presentment and demand for payment, notice of non-payment, notice of dishonor, protest, notice of protest, non-performance, non-observance and any other notice or demand to which the Payor might otherwise be entitled. THE PAYOR AND PAYEE WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THE PAYOR OR PAYEE MAY HAVE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE PAYOR AND PAYEE, UPON, UNDER OR IN CONNECTION WITH THIS AMENDMENT AGREEMENT OR ANY OF ITS PROVISIONS, DIRECTLY, OR INDIRECTLY, OR ANY AND ALL NEGOTIATIONS IN CONNECTION THEREWITH.

4.	Other Provisions.

(i)	The terms of Sections 8 (Costs of Enforcement), 10 (Notices), 11 (Entire Agreement; Modification), 12 (No Waiver), 13 (Captions), 14 (Severability), 15 (Governing Law; Venue), 16 (Successors and Assigns) and 17 (No Setoff or Counterclaim) of the Loan Agreement shall apply to this Amendment Agreement as if set out herein, mutatis mutandis.

(ii)	From and including the date of this Amendment Agreement, the Loan Agreement shall be read and construed as amended by this Amendment Agreement. Except as expressly amended hereby, the terms of the Loan Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement as of the date first above written.

BSTR HOLDINGS (CAYMAN)

By:	/s/ Paul Murphy
Name:	Paul Murphy
Title:	Director

[Signature Page to Amendment No. 1 to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement as of the date first above written.

BSTR NEWCO, LLC

By:	/s/ Bob Stefanowski
Name:	Bob Stefanowski
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Business Combination Agreement]